UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On April 22, 2015, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved the Senior Executive Incentive Plan for 2015 performance. The Senior Executive Incentive Plan is a non-equity incentive compensation plan pursuant to which participating officers may earn cash incentive awards if certain pre-determined targets, including overall Company level performance and individual performance targets are met.  Awards under either Senior Executive Incentive Plan may also be paid in stock, through awards under the Company’s 2006 Stock Plan, in the discretion of the Compensation Committee.  A redacted version of the plan, which does not disclose certain target goals and compensation levels for which confidential treatment has been requested, is attached as Exhibit 10.1 hereto.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
10.1	2015 Senior Executive Incentive Plan (redacted)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: April 28, 2015